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                                                                    EXHIBIT 10.6

                             FORTE SOFTWARE, INC.


           VALUE-ADDED RESELLER (VAR) LICENSE AND SERVICES AGREEMENT





VAR               CHORDIANT SOFTWARE, INC
   ____________________________________________________________________________

Address           20400 Stevens Creek Blvd., Ste. 400
       ________________________________________________________________________

City              Cupertino           State         CA          Zip     95014
______________________________________     _____________________   ____________


This Value-Added Reseller (VAR) License and Services Agreement (the "Agreement") is between Forte Software, Inc., a Delaware corporation located at 1800 Harrison Street, Oakland, California, 94612 ("Forte"), and the company set forth above, including any wholly or majority owned subsidiaries (the "VAR") for the purpose of setting forth the terms and conditions upon which Forte shall grant to the VAR a license to use and Sublicense the Products listed in Exhibit A attached hereto. This Agreement shall supersede and replace the Value-Added Reseller License and Services Agreement dated September 19, 1996 (and all other agreements and understandings between the parties), which superseded the Value-Added Reseller License and Services Agreement dated February 1, 1995.

The Effective Date of this Agreement is the last date set forth below.


FORTE:                                      VAR:

FORTE SOFTWARE, INC.                        CHORDIANT SOFTWARE, INC.

Signature: /s/ Bob L. Corey                 Signature: /s/ Steven R. Springsteel

Name: Bob L. Corey                          Name: Steven R. Springsteel

Title: Senior Vice President                Title: EVP/CFO

Date: October 30, 1998                      Date: October 29, 1998

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THE OMITTED PORTIONS.

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TERMS AND CONDITIONS

Forte and the VAR hereby agree that the following terms and conditions will apply to each license granted and to all services provided by Forte under this Agreement.

1.       DEFINITIONS

1.1 "Cumulative Sublicense Fees" shall mean the total Sublicense fees, including Full Use Sublicense Fees, accrued to Forte beginning upon the Effective Date hereto for Products Sublicensed under this Agreement.

1.2 "Delivery Partners" shall mean a system integrator or other party engaged to provide services to a Sublicensee or VAR with respect to VAR Applications.

1.3 "Designated Developer" shall mean a person within the VAR designated by VAR to develop applications with the Product.

1.4 "Distributors" shall mean Delivery Partners or other third parties appointed by the VAR to market and grant Sublicenses of the VAR Application as further set forth in Section 3.1(h) hereto.

1.5 "Documentation" shall mean the user manuals and operator instructions furnished by Forte in conjunction with the Products.

1.6 "Effective Date" shall mean the date so specified on the signature page of this Agreement or on the applicable Order Form, Sublicense report, or other document.

1.7 "Order Form" shall mean Forte's standard form by which the VAR may order licenses and services for VAR's use under this Agreement. Such Order Form is attached hereto as Exhibit B.

1.8 "Price List" shall mean Forte's then-current price list for the country in which a Product license or service is to be used.

1.9 "Product" or "Products" shall mean the computer software program(s) owned or distributed by Forte for which the VAR is granted a license pursuant to this Agreement and as further set forth in Exhibit A, whether in printed or machine readable form and includes Updates (defined in Section 1.16). Forte agrees that Exhibit A may be amended from time to time by the parties to include other software Products not currently listed on Exhibit A that Forte licenses to its customers generally.

1.10 "Runtime Users" shall mean the maximum number of logged-in persons within a Sublicensee that may use the VAR Application at any one time.

1.11 "Standard Technical Support" shall mean Product technical support services provided under Forte's policies in effect on the date such services are ordered.

1.12 "Sublicense" shall mean a nonexclusive, nontransferable right granted by the VAR or Distributor to use a VAR Application for the Sublicensee's own internal business purposes and not for any further distribution.

1.13 "Sublicensee" shall mean a third party who is granted a Sublicense by the VAR or a Distributor.

1.14 "Support Fees" shall mean the fees payable annually for Standard Technical Support.

1.15 "Supported License" shall mean a Product license for which VAR has a current order for annual Standard Technical Support.

1.16 "Updates" shall mean updated versions of the Products and Documentation which encompass logical improvements, extensions and other changes to the Products which are generally made available to Product licensees who are current in their payment of Support Fees. Updates shall be governed by the terms of this Agreement.

1.17 "VAR Application" shall mean the VAR's software program containing modifiable Product code. A VAR Application shall be developed by the VAR through use of the Products as further set forth in Section 2.1 hereto. The VAR shall provide a description of each VAR Application using the form attached as Exhibit C, and each VAR Application shall be approved in writing by Forte prior to Sublicensing which approval will not be unreasonably withheld. Forte agrees that future approved VAR Applications shall be governed by the terms of this Agreement. Forte hereby approves VAR's CCS Application as described in Exhibit C attached hereto. Notwithstanding any provision to the contrary in this Agreement, nothing stated in this Agreement shall preclude VAR from developing any VAR software program through the use of any third party product.

1.18 "VAR Price List" shall mean the VAR's then-current standard product list and fee schedule. The VAR shall attach hereto as Exhibit D the initial VAR Price List which includes the VAR Application. The VAR agrees to notify Forte of all updates and revisions to such VAR Price List.

2.   VAR LICENSE AND SERVICES

2.1      VAR Development License

(a) Fees. In consideration for the license described in (b) below, VAR shall pay Forte the VAR license fee set forth on Exhibit A. Additional Designated Developer and other

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licenses may be obtained for the applicable fees set forth in Exhibit A.

(b) License Grant. Forte grants to VAR a nonexclusive, worldwide, nontransferable and nonassignable (except as otherwise specified herein) license to use the Documentation and the Products listed on Exhibit A only for the following purposes:

(i) to market and Sublicense to Sublicensees worldwide (subject to Section 7.8) VAR Application Development Systems (as defined in Exhibit A) and the right to Sublicense such rights through multiple tiers of distribution, each for the purposes described below. In connection with its license pursuant to this clause, VAR shall limit access to such Products to the number of Designated Developers indicated on the applicable Order Form.

(ii)     to develop or prototype the VAR Application;

(iii)    to demonstrate the VAR Application to potential Sublicenses;

(iv) to provide training and technical support to employees and Sublicensees solely in conjunction with the VAR Application; and

(v) in connection with providing consulting services and/or providing or modifying VAR Applications to Sublicensees and potential Sublicensees.

In addition to the temporary Sublicenses specified in Section 3.1(c), VAR may make up to five (5) copies of the Products for demonstration and training purposes, may make a reasonable number of copies of the Products for archival or backup purposes. Except as necessary to exercise its license rights or as otherwise permitted hereunder no other copies shall be made without Forte's prior written consent. Documentation may be obtained from Forte for the fees specified in the Price List. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All copies of the Product(s) and Documentation are subject to the terms of this Agreement.

(c) Limitations on Use. VAR shall not use or duplicate the Products (including the Documentation) for any purpose other than as specified in the Agreement, or make the Products available to unauthorized third parties. VAR shall not (i) use the Products for its internal data processing or for processing customer data;
(ii) except as noted in Exhibit A Section 4(d) rent, or timeshare the Products;
(iii) market the Products by interactive cable or remote processing services or otherwise distribute the Products other than as specified in this Agreement;
(iv) publish or describe to any third party the results of any benchmark tests run on the Products without Forte's prior written consent provided, however, that VAR may publish benchmark tests and comparisons limited in scope to the VAR Application's features; functionality and performance, so long as such benchmark tests and comparisons do not directly disclose the functionality, features or performance of any Product (including without limitation memory utilization, response time, transaction throughput, relative performance/functionality on different hardware and/or operating system platforms), or (v) cause or permit the reverse engineering, disassembly, decompilation, or otherwise attempt to derive source code of the Products. Transfer of a Product outside the United States for VAR Application development or support shall be permitted only with Forte's prior written consent, which shall not be unreasonably withheld, and is subject to VARs payment of Forte's then current international fee uplift.

2.2.     Development License Support

Subject to VAR's payment of the Support Fees set forth on Exhibit A, and so long as Forte continues to offer similar support services to its other Product licensees, Forte will provide annual Standard Technical Support to VAR as follows:

(a) Telephone Support. Forte will provide telephone consultation at Forte's service location, to assist VAR in identifying, verifying and resolving problems in the use and operation of the Product. Telephone assistance services shall be limited to those VAR personnel indicated on the applicable Order Form, which may be amended from time to time by VAR upon written notice to Forte.

(b) Problem Resolution. Forte will respond to problem reports concerning the Products submitted by VAR to Forte, using the form provided by Forte where possible, including backup material substantiating the Product problem. Upon proper notification of a failure of the Product to perform correctly, which failure can be reproduced at Forte's facility or via remote access to VAR's facility, Forte shall use reasonable efforts to correct the failure and to provide VAR with correcting Product, a work-around or other solution to the problem.

Standard Technical Support services will be provided in accordance with the sections entitled "Types of Assistance Offered" and "How Forte Resolves Your Call" of the Forte Technical Support Users Guide ("Support Guide"), attached hereto as Exhibit F or policies that are substantially similar thereto. In the event of a conflict of inconsistency between this Section 2.2 and the Support Guide, Section 2.2 shall govern.

(c) Updates. Forte will provide VAR with Updates. For a minimum of 12 months after the introduction of a new generally available release, Forte will use reasonable efforts to provide Standard Technical Support for the previous release of the Product.

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(d) Renewal. Forte will notify the VAR at least 30 days before the annual support period is scheduled to expire. Fees for annual support are due annually in advance. Such fees will be those in effect at the beginning of the period for which the fees are paid. Annual support will terminate unless the VAR renews for the next year under Forte's then current policies by providing Forte with a purchase order and/or payment of the next year's fees prior to the expiration date.

(e) Re-Instatement. VAR may reinstate lapsed support services only upon payment of the back Support Fees specified in the Price List, plus current year's Support Fees.

2.3      Consulting and Training Services

Forte will provide on-site consulting services ordered by VAR at Forte's then-standard consulting rates under the terms and conditions of this Agreement and any relevant work order; provided, however, that Forte will consider offering Chordiant a discount on consulting orders of $100,000 or more (such consulting services to be used within six months of purchase). Scheduled service dates will be agreed upon mutually, subject to availability of Forte personnel. Forte's daily consulting rate is based on an eight-hour workday. VAR shall reimburse Forte for actual, reasonable travel and out-of-pocket expenses incurred in performing such services. VAR may also order training from Forte (scheduled classes at Forte's facilities or on-site) at Forte's then-standard rates under this Agreement. All consulting and training services must be utilized by VAR within six (6) months following the date ordered by VAR.

Unless otherwise agreed by the parties in writing, Forte consulting services will be limited to transferring knowledge to and mentoring VAR's staff on "best practices" concerning the Products, and reviewing and providing input on VAR's design and implementation of applications developed and deployed using the Products. Development and deployment of applications will remain at all times under VAR's control and direction. Ultimate responsibility for development and deployment of such applications is with VAR, and Forte will not be liable to VAR or any third party for any delay in completion or non-completion of any application.

2.4      Ownership and Rights to Developments

(a) Products and Documentation. VAR acquires only the right to use the Products and Documentation, and does not acquire any rights of ownership. All right, title, and interest in and to the Products and Documentation, including without limitation all intellectual property rights therein, shall at all times remain with Forte and its licensors.

(b) VAR Application. Exclusive of Product, the VAR Application and all other software that VAR develops (or has developed by a third party), and all changes or modifications thereto, will remain the sole and exclusive property of VAR. Exclusive of Product, Forte shall have no interest or acquire any rights in the VAR Application or other software or in such changes or modifications. Except as may otherwise be agreed to in writing by the parties under Section 2(d)(i), Forte irrevocably assigns to VAR all right, title and interest worldwide in and to any changes or modifications to the VAR Application (exclusive of Product) and all applicable intellectual property rights related to the VAR Application (exclusive of Product), including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights. Notwithstanding the foregoing and as a condition of this Agreement and in consideration for the licenses granted herein, VAR agrees that it shall not sublicense or otherwise distribute the VAR Application (containing any Product) after termination or expiration of this Agreement. Nothing in this Agreement shall restrict in any way the license by VAR, or require license or other payments to Forte with respect to products or applications which are not VAR Applications, or require VAR or any other party to license VAR Applications or Products.

(c) Developments. Any ideas, know-how, or techniques concerning the Products or their use which may be developed, conceived or reduced to practice by Forte in the course of providing services under this Agreement, including without limitation any enhancements or modifications made to the Products (collectively, "Developments"), shall be the exclusive property of Forte. Forte may in its sole discretion develop, use, market, and license any Developments. Forte may create items similar or related to the VAR Developments or other products which are developed by Forte for VAR provided such items are independently developed without use of VAR's Confidential Information or trade secrets. Forte shall not be required to disclose information concerning any Developments which Forte deems to be proprietary and confidential. Any ideas, know-how, or techniques concerning the VAR Applications or Products or their use which may be developed, conceived or reduced to practice by VAR, including without limitation any enhancements or modifications made to the VAR Applications (collectively, "VAR Developments"), shall be the exclusive property of VAR. VAR may in its sole discretion develop, use, market, and license any VAR Developments. VAR may create items similar or related to the Products or Developments or other materials developed by Forte for VAR provided such items are independently developed without use of Forte's confidential information or trade secrets. VAR shall not be required to disclose to Forte any information concerning any VAR Developments.

(d) Custom Work Product. Notwithstanding subsection (c) above, if consulting services rendered by Forte will by

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mutual written agreement include the design or development of the VAR
Application, other software, documentation, or other intellectual property specific to VAR's needs ("Custom Work Product"), then (i) the parties must agree in writing in each instance on the ownership rights in or to such Custom Work Product prior to Forte's commencement of such services or (ii) if no such agreement is reached, VAR shall have sole and exclusive ownership of the Custom Work Product. Under this subsection (ii), Forte irrevocably assigns to VAR all right, title and interest worldwide in and to the Custom Work Product and all applicable intellectual property rights related to the Custom Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights. Forte shall have the right to create items similar or related to Custom Work Product provided such items are independently developed without use of VAR's Confidential Information or trade secrets. Notwithstanding any other provision to the contrary, for any consulting services Forte provides to VAR which result in Custom Work Product that is exclusively owned by VAR under subsection (ii) above, Forte shall not be precluded from using Residuals (defined below) from such Custom Work Product. "Residuals" shall mean ideas, concepts and understandings related to the Custom Work Product which would be retained in the memory of an ordinary employee not intent on appropriating such Custom Work Product when performing such services. Notwithstanding the parties' agreement that VAR shall own any particular Custom Work Product, any Developments and any proprietary software or other items previously developed and/or owned by Forte and included in the Custom Work Product shall remain the exclusive property of Forte. Forte hereby grants to VAR a non-exclusive, perpetual, worldwide, fully paid-up license to copy, modify, Sublicense, distribute and use solely for VAR's exercise of rights granted under this Agreement all Developments and other Forte-owned items included in the Custom Work Product. All copies of any Custom Work Product which is wholly or partially owned by Forte shall include Forte's copyright notice and may not be provided to third parties without Forte's prior written consent.

3.   SUBLICENSING

3.1  Terms and Conditions

(a) Right to Sublicense. Forte hereby grants VAR a nonexclusive, nontransferable and nonassignable (except as expressly provided in this Agreement) license to market and Sublicense to Sublicensees worldwide (subject to Section 7.8) and the right to Sublicense such rights through multiple types of distribution (e.g., system integrators) (i) the Products as an integral part of the VAR Application,
(ii) the Core System Products (as defined in Exhibit A) for use with applications other than the VAR Application (a "Full Use License"), provided that a Sublicensee has also received a license to a VAR Application and provided that a Forte Regional Sales Manager has reviewed and approved all quotations for any Products above and beyond a Forte Core System prior to being presented to the proposed Sublicensee. Each Sublicense shall be granted solely through a written Sublicense agreement which shall include terms substantially similar to those set forth on Exhibit E hereto. In the event of any Full Use License, Forte shall promptly ship such Products and Documentation directly to the applicable Sublicensee as identified on the Order Form. At Forte's request, VAR shall provide Forte with a copy of VAR's standard Sublicense agreement. VAR may only Sublicense those Products which VAR has previously licensed from Forte.

(b) Sublicense Fees. VAR shall pay Forte the Sublicense fee set forth on Exhibit
A. Sublicense fees shall be due and payable with each applicable Sublicense report.

(c) Temporary Sublicenses. VAR and its Distributors shall be entitled to grant temporary Sublicenses of the VAR Application or Full Use Licenses at no charge, for evaluation/pilot purposes only, with no Sublicense fees owed to Forte as long as a maximum of twenty (20) such temporary Sublicenses are in effect at any one time. The term of each such temporary Sublicense shall be for a period not to exceed ninety (90) days. VAR shall terminate or pay to Forte the applicable Sublicense fees for perpetual Sublicenses for any temporary Sublicenses outstanding in excess of ninety (90) days.

(d) Sublicensee Use. VAR is granted the Sublicensing rights described herein on the understanding that, except for a Full Use License or where such a restriction is not permitted by applicable law, Sublicensees will be permitted use of the Products only in connection with the VAR Application. VAR shall use reasonable commercial efforts to enforce the terms of its Sublicense agreements to the extent that they relate to the Products. If VAR is aware that a Sublicensee without a Full Use License is using a Product beyond the limited functionality set forth in the VAR Application Sublicense agreement (for example, use of any Product for development purposes outside of the scope of the VAR Application), VAR or Distributor shall immediately notify the Sublicensee of such unauthorized use. If the Sublicensee fails to discontinue such unauthorized use following notification, VAR or Distributor shall at VAR's option either terminate the sublicense, or forward to Forte one hundred percent (100%) of the applicable then current Product full use license fee.

(e) Sublicensing Practices. At all times during this Agreement VAR shall: (i) avoid deceptive, misleading, illegal, or unethical practices that may be detrimental to Forte or to the Products; (ii) not make any representations, warranties, or guarantees to Sublicensees concerning the Product that are inconsistent with or in addition to those made in this Agreement and (iii) comply with all

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applicable laws and regulations with respect to the VAR Application and related services rendered by VAR.

(f) Sublicense Reports. Within forty-five (45) days of the last day of each quarter, VAR shall send Forte a report detailing for the quarter:

         (i) for each VAR Application or Product for a Full Use License shipped during the prior quarter, Sublicensee name and address, date of shipment, whether the Sublicense is temporary for evaluation purposes, and total Sublicense fees due to Forte;

         (ii) for each grant of additional rights to use a VAR Application previously shipped, a description of such additional rights, and a description of the applicable Sublicense fees and Support Fees due Forte for such grant; and the Distributor agreements executed during the prior month, including names and addresses of the Distributors.

With each sublicense report, VAR shall simultaneously provide Forte with payment of all fees required under such report. VAR shall require its Distributors to report the information in clause (i) above to VAR on a quarterly basis and will include it in the report for the quarter in which VAR received the information.

VAR hereby agrees that the information obtained by Forte pursuant to clause (i) above, with the prior written consent of the VAR Sales Director, may be used by Forte for the sole purpose of contacting such new Sublicensee to address any opportunities outside of the VAR Application solution. Such information shall be deemed to be Confidential Information as defined in Section 7.1 of this Agreement. The VAR shall be eligible for compensation on sales by Forte of Full Use Licenses above and beyond a Full Use Core System License to such customers, in accordance with the then-current `reverse royalty' or similar program maintained by Forte.

(g) Sublicensee Documentation. VAR shall be responsible for providing documentation for Sublicensees. VAR shall have the right to incorporate portions of the Documentation into the VAR's documentation subject to the provisions of
Section 7.4 of the Agreement at no additional charge to VAR. Forte shall provide VAR with electronic copies of all current documentation, in the form of CDs or such other means as reasonably requested by VAR.

(h) Distributors. VAR may appoint Distributors to market and Sublicense the VAR Application under the terms of the Agreement. If a Distributor desires to make any Product-specific modifications to the VAR Application requiring the Product, it must do so pursuant to a development license unless such Distributor already has an appropriate license acquired directly from Forte or other third party. Each Distributor's agreement with VAR shall allow it to market and Sublicense the VAR Application only in accordance with the Sublicensing provisions of this Agreement. Forte shall be deemed a third party beneficiary of the portions of the Agreement between VAR and such Distributor that relate to the Products. VAR agrees to use all reasonable efforts to enforce its Distributor agreements and to inform Forte immediately of any known material breach thereof related to the Products.

(i) VAR Audit. VAR shall maintain adequate books and records in connection with its activity under this Agreement, which shall include but not be limited to executed Sublicense agreements. Forte may at its expense, retain an independent third party to audit the relevant accounting books and records of VAR regarding shipment of VAR Applications or Products to ensure compliance with the terms of this Agreement. If an audit reveals that VAR has underpaid fees to Forte; VAR shall promptly pay such fees. Any such audit shall be conducted during regular business hours at VAR's offices and shall not interfere unreasonably with VAR's business activities. If the underpaid fees are in excess of five percent (5%) of the total fees previously paid and then payable from VAR, then VAR shall pay Forte's reasonable costs of conducting the audit. Audits shall be made no more than once annually. In addition, each Sublicensee and Distributor agreement shall permit VAR to conduct a similar audit of VARs Sublicensees and/or Distributors. VAR shall, upon reasonable evidence that an audit of a Sublicensee or Distributor is warranted, conduct such audit..

(j) Indemnification. VAR agrees to use reasonable commercial efforts to enforce the terms of its Sublicense and Distributor agreements required by this Agreement to the extent that they relate to the Products and to inform Forte of any known material breach of such Forte-related terms. VAR will defend and indemnify Forte against: (i) all direct damages to Forte arising from any use by VAR, its Distributors or its Sublicensees of any product not provided by Forte but used in combination with the Products if such claim would have been avoided by the exclusive use of the Products; and (ii) all direct damages suffered by Forte as a result of VAR's failure to include or reasonably enforce the required contractual terms set forth herein in each Sublicense and Distributor agreement, provided that: (i) Forte promptly notifies VAR in writing of the claim; (ii) VAR has sole control of the defense and all related settlement negotiations; and
(iii) Forte provides VAR with the assistance, information, and authority necessary to perform the above; reasonable out-of-pocket expenses incurred by Forte in providing such assistance will be reimbursed by VAR.

(k) Federal Government Sublicenses. The Products and Documentation are commercial computer software and documentation developed exclusively at private expense, and in all respects are proprietary data belonging solely to Forte.

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Pursuant to DFARS 227.7202 or FAR 12.212, as applicable, the Government's right to use, reproduce or disclose the Products and Documentation acquired under this Agreement is subject to the restrictions of this Agreement.

(l) Inherently Dangerous Applications. The Products are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. VAR agrees to notify each Sublicensee of this limitation. VAR agrees, and each Sublicensee shall agree, that Forte shall not be liable for any claims or damages arising from VAR's or a Sublicensee's use of the Products for such applications. If VAR fails to notify Sublicensee of the limitations specified above, VAR agrees to indemnify and hold Forte harmless from any claims for losses, costs, damages, or liability arising out of or in connection with the use of the Products in such applications.

(m) Notwithstanding Section 1.12 and Items 2 and 3 of Exhibit E and any other provision in this Agreement, VAR or Distributor shall have the right to allow a Sublicensee to transfer or assign a Sublicense granted by VAR or Distributor hereunder, upon written notice to VAR and such transferee/assignee agrees to be bound by the terms and conditions of the applicable Sublicense Agreement.

3.2      Sublicense Technical Support

In consideration for the right to provide technical support services to its Sublicensees, the VAR agrees to pay Forte the applicable annual technical support services fee set forth in Exhibit A. Forte shall not be required to provide any assistance needed to install the VAR Application at Sublicensee sites. Forte shall not be required to provide any Product technical support, training and consulting to Sublicensees or Distributors. The VAR shall continuously maintain Standard Technical Support services from Forte during the period during which VAR provides technical support services to any Sublicensees. Any questions from the VAR's Sublicensees or Distributors regarding VAR Applications will be referred by Forte to the VAR.

3.3      Consulting and Training Services

A Sublicensee may contract directly with Forte for consulting and training services at Forte's then-current rates. VAR shall have no right to market and/or sell Forte consulting and training services, but may order Forte consulting and training to be performed on behalf of a Sublicensee and/or Distributor hereunder. Forte agrees that VAR may order Forte consulting and training services under the terms of this Agreement and that no additional agreements (subcontract or otherwise) would be required by Forte to be perform such services for VAR or on behalf of VAR for a Sublicensee or Distributor.


4.       INVOICING, PAYMENT & TAXES

(a) Payment Terms. Invoices for payment of fees shall be payable in U.S. dollars on the Effective Date of the Order Form or Sublicense Report, as applicable. All payment obligations identified on executed Order Forms and Sublicense Reports (as calculated in accordance with Exhibit A) are noncancellable and, upon payment, are nonrefundable. VAR will provide Forte with a written purchase order for licenses and support at the time of execution of an Order Form or submission to Forte of a Sublicense Report, as applicable. Other applicable fees shall be payable when invoiced. All fees shall be deemed overdue if they remain unpaid 30 days after the quarterly report date. If the VAR's procedures require that an invoice be submitted against a purchase order before payment can be made, the VAR will be responsible for issuing such purchase order 30 days before the payment due date. All overdue amounts shall become interest at the rate of one and one-half percent (1-1/2%) per month or the maximum legal rate, if less, however, nothing herein shall limit Forte's right to terminate this Agreement as set forth herein.

(b) Taxes. The fees listed in this Agreement do not include taxes. The VAR shall pay or reimburse Forte for all sales, use, excise, personal property, value-added, or other applicable taxes, duties or assessments based on the licenses granted or the services provided under this Agreement or on the VAR's use of the Products, except that the VAR shall have no responsibility for income taxes imposed on Forte.

5.       TERM AND TERMINATION

5.1      Term

This Agreement shall commence on the Effective Date hereto and shall be valid for a period of three (3) years. Each Sublicense granted under this Agreement shall continue in perpetuity unless terminated as provided in Paragraph 5.2 below.

5.2      Termination

Upon written notice to Forte, VAR may terminate this Agreement and any license herein at any time. Upon written notice to VAR, Forte may terminate this Agreement and any license granted herein if VAR materially breaches this Agreement and fails to correct the breach within thirty (30) days following written notice from Forte specifying the breach. Notwithstanding the previous sentence, if the material breach is of such a nature that it cannot be reasonably be corrected within such 30 days, Forte agrees not to terminate the Agreement or any license granted herein, provided VAR uses all reasonable

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and good faith efforts to cure such breach in a timely manner, but not to exceed
90 days from written notice specifying the breach. Forte agrees that it may not terminate any license that was granted hereunder to a Sublicensee, provided the license to such Sublicensee was granted in accordance with the terms herein when licensed and such Sublicensee is not in material breach of the Sublicense Agreement.

5.3      Effect of Termination

(a) Upon expiration or termination of this Agreement, all VAR's right to market, Sublicense, and use the Products as set forth in this Agreement shall cease, and Forte may declare all sums owed hereunder immediately due and payable. VAR also agrees that it shall not sublicense or otherwise distribute the VAR Application (which contains any Product or any portion thereof) after expiration or termination of this Agreement.

(b) Unless the expiration or termination of this Agreement is due to a material breach by VAR, VAR may continue using a single copy of the most recent release of the Products then in VAR's possession solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Products shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Support Fees specified herein.

(c) The termination of this Agreement or any license acquired hereunder shall not limit either party from pursuing any other remedies available to it including injunctive relief, nor shall such termination relieve VAR's obligation to pay all fees that have accrued or that VAR has agreed to pay under any Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.1(c), 2.4, 3.1(d),(e),(f) and (h) through (m), and Sections 4, 5, 6, and 7 shall survive termination of this Agreement.

5.4      Return of Products upon Termination

Except as provided in Section 5.3(b) above, upon expiration or termination of a license hereunder, VAR shall: (i) cease using the applicable Products; and (ii) represent in writing to Forte within one month after termination that VAR has destroyed or has returned to Forte the Products, Documentation and all copies except for a reasonable number of archived copies. This requirement applies to copies and storage in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials.

6.       WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

6.1      Infringement Indemnity

(a) Forte will defend and indemnify VAR against all costs (including reasonable attorneys fees and Sublicense fees attributable to Sublicenses for which VAR was required to refund license fees to the applicable Sublicensee due to such infringement,) arising from a claim that Products furnished and used within the scope of this Agreement infringe a copyright, patent, trademark, or other intellectual property right provided that: (i) VAR promptly notifies Forte in writing of the claim; (ii) Forte has sole control of the defense and all related settlement negotiations; and (iii) VAR provides Forte with the assistance, information, and authority necessary to perform the above; reasonable out-of-pocket expenses incurred by VAR in providing such assistance will be reimbursed by Forte.

(b) Forte shall have no liability for any claim of infringement to the extent based on: (i) use of a superseded or altered release of a Product if such infringement would have been avoided by the use of a current unaltered release of the Product that Forte provides to VAR; or (ii) the combination, operation, or use of any Products furnished under this Agreement with programs or data not furnished by Forte if such infringement would have been avoided by the use of the Products without such programs or data.

(c) In the event the Products are held or are believed by Forte to infringe, Forte shall have the option, at its expense, to: (i) modify the Products to be non-infringing; (ii) obtain for VAR a license to continue using the Products; (iii) substitute the Products with other software reasonably suitable to VAR; or if (i) - (iii) are not commercially reasonable for Forte,
(iv) terminate the license for the infringing Products and refund the license fees paid for those Products. This Section 6.1 states Forte's entire liability for infringement.

6.2      Product Warranty

Except as stated below, for each Supported License Forte warrants that each Product will perform the functions described in the associated Documentation when operated on the specified platform for a period of 30 days from the date of shipment of such Product to VAR.

Forte further warrants that the Products will fully comply with the following millennium compliance statement when configured and used according to the Documentation. The definition of compliance is the ability to:

     1. correctly handle date information before, during and after 1 January 2000 accepting date input, providing date output and performing calculation on dates;

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     2. function according to the Documentation, during and after 1 January
     2000 without changes in operation resulting from the advent of the new century;

     3. where appropriate, respond to two digit date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner;

     4. store and provide output of date information in ways that are unambiguous as to century;

     5. manage the leap year occurring in the year 2000, following the quad-centennial rule.

Forte does not warrant that each Product will meet VAR's requirements, that the Products will operate in the combinations which VAR may select for use or with all non-Forte software used by VAR, that the operation of each Product will be uninterrupted or error-free, or that all Product errors will be corrected. Forte will undertake to correct any reported error condition in accordance with its then-current Standard Technical Support policies and the terms of this Agreement, with the terms of this Agreement to prevail in the event of any conflict. Forte shall have no obligation to undertake correction of errors caused by VAR modifications to the Product. VAR's sole and exclusive remedy for Product nonconformity shall be recovery of the license fees paid to Forte for such non-conforming Product.

As an accommodation to VAR, Forte may supply VAR with (i) preproduction releases of Products labeled "Alpha," "Beta" or otherwise, which are not suitable for production use or for development of the VAR Application, or (ii) shareware items such as "Fshare" containing code developed by Forte and/or its customers and partners. Notwithstanding anything to the contrary in this Agreement, such preproduction releases and shareware are provided to VAR "as is" without warranty of any kind, express or implied, and neither party will be responsible to the other for any losses, claims or damages of whatever nature arising out of VAR's use of such items. Forte shall identify at the time of release of any such preproduction or shareware releases what type of support, if any, is provided by Forte. Unless stated otherwise, however, no support shall be provided by Forte for such releases. Standard Technical Support does not include support or updating of shareware items. VAR will promptly report any error condition discovered in a preproduction release, and provide Forte with appropriate test data if necessary to resolve problems encountered by VAR with a preproduction release.

6.3      Media Warranty

Forte warrants all media delivered to VAR to be free of defects in materials and workmanship under normal use for 90 days from the Effective Date. Replacement of media without charge is VAR's sole and exclusive remedy in the event of a media defect.

6.4      Services Warranty

Forte warrants that its Standard Technical Support, consulting and other services will be of a professional quality conforming to generally accepted industry standards and practices. This warranty shall be valid for 90 days from completion of service. For any breach of the above warranty, VAR's exclusive remedy and Forte's entire liability shall be: (i) the re-performance of the services; or (ii) if Forte is unable to perform the services as warranted, recovery of the fees paid to Forte for such deficient services.

6.6      Limitations of Warranties

         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.7      Limitation of Liability

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUE (EXCEPT AS ALLOWABLE AND DETERMINED TO BE A DIRECT DAMAGE) OR PRODUCT USE, OR LOSS OR INACCURACY OF DATA, AND IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY EITHER PARTY OR ANY THIRD PARTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO SECTIONS 6.1, 3.1(j) AND TO THE EXTENT LOSS OF PROFITS AND/OR REVENUE ARE ALLOWABLE AND DETERMINED TO BE DIRECT DAMAGES DUE TO THE OTHER PARTIES UNATHORIZED COPYING OR DISTRIBUTION OF THE PRODUCT OR VAR APPLICATION EITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY VAR UNDER THIS AGREEMENT FOR THE RELEVANT LICENSE OR SERVICE.

The provisions of this Section 6 allocate the risks under this Agreement between Forte and VAR. Forte's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.       GENERAL TERMS

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

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7.1      Nondisclosure

By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Products and the VAR Application, information related thereto, all other information clearly marked as confidential, and other items as agreed by the parties in writing.

A party's Confidential Information shall not include information which (i) is or becomes a part of the public domain through no act or omission of the other party; or (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure, or (iv) is independently developed by the other party.

The parties agree, both during the term of this Agreement and for a period of five (5) years after termination hereof, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement.

7.2      Governing Law and Jurisdiction

This Agreement shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. In no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods. In any legal action relating to this Agreement each party agrees (i) to the exercise of jurisdiction over it by a state or federal court in San Francisco or Alameda County, California; and (ii) that if a party brings the action, it shall be instituted in one of the courts specified in subparagraph
(i) above.

7.3      Copyrights

VAR acknowledges that the Products and Documentation are proprietary to Forte and protected by copyright, patent and/or trade secret laws. VAR agrees to include without alteration, in all copies and reproductions of the Products, Documentation and VAR Application, reproductions of Forte's restricted rights notices, copyright notices and other proprietary legends. A copyright notice in a Product does not, by itself, constitute evidence of publication or public disclosure.

7.4      Marks

All trademarks, service marks, trade names or logos identifying the Products or Forte's business (the "Marks") are the exclusive property of Forte or its licensors. VAR will not take any action that jeopardizes Forte's or its licensors' proprietary rights or acquire any right in the Marks except as specifically set forth below. VAR will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute a translation of a Mark into another language. VAR will use the Marks exclusively to identify the Products and shall not use the Marks in combination with any trademarks, service marks, or logos of VAR which would create confusion as to the ownership or identity of the Marks (e.g. "ForteCCS"). Any such use of the Marks will clearly identify Forte or its licensors as the owner of the Marks and conform to Forte's then current trademark and logo guidelines which Forte agrees to supply to VAR at VARS request. At Forte's request, VAR will deliver to Forte a sample of all advertisements or promotional materials bearing a Mark. If Forte notifies VAR that the use of the Mark is inappropriate, in its reasonable judgment, VAR will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to Forte's reasonable satisfaction. VAR will immediately notify Forte if VAR learns of any potential infringement of the Marks by a Sublicensee. Forte will determine the steps to be taken under these circumstances. In connection with any such potential infringement of or by the Marks, VAR will (a) provide Forte, at Forte's expense, with the assistance that Forte may reasonably request and (b) not take steps that would prejudice Forte's rights in the Marks without Forte's prior approval.

7.5      Relationship between Parties

In all matters relating to this Agreement, the VAR will act as an independent contractor. The relationship between Forte and the VAR is that of licenser/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the party, nor to represent the other party capacity.

7.6      Notice

All notices relating to this Agreement shall be in writing and delivered by overnight delivery service or first class prepaid mail with return receipt requested to the address of such party specified above to the attention of its Chief Financial Officer or such other address specified by such other party in accordance with this Section.

7.7      Severability/Waiver

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

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In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.


7.8      Export Administration; U.S. Government Rights

VAR agrees to comply fully with all relevant laws, regulations and orders of the United States and other countries to which the Products or VAR Application are shipped, the U.S. Department of Commerce, and other U.S. and applicable non-U.S. agencies to assure that all Products, Developments and Custom Work Product and related media are not exported in violation of the laws of the United States and other applicable countries.

7.9      Non-assignability and Binding Effect

Notwithstanding Section 2.1(b) or any other provision hereof, the Agreement, Product and Documentation licenses granted herein may be transferred or assigned by VAR upon written notice to Forte to (a) any entity that is either directly or indirectly controlled by VAR ("control" for purposes of this Agreement shall mean ownership of at least 51% of the voting capital stock of a corporation, or 51% of the voting equity of any non-corporate entity), or (b) the surviving entity of a merger, acquisition or reorganization of all or substantially all of VAR's assets, capital stock or other equity, so long as such proposed transferee or assignee agrees in writing to be bound by the terms and conditions of this Agreement. Except as provided above, any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the non-assigning or non-delegating party. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

7.10     Force Majeure

Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement or any Exhibit, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, provided that the party experiencing the delay promptly notifies the other of the delay.

7.11     Remedies

The parties stipulate that the legal remedies of any party in the event of any default or threatened default by the other party in the performance of or compliance with any of the terms of this Agreement are not and shall not be adequate, and that such terms may be specifically enforced by a decree for specific performance of any agreement contained herein or by an injunction against a violation of any of the terms of this Agreement or otherwise. Except as specifically provided in this Agreement, no remedies in this Agreement are exclusive of any other remedies but shall be cumulative and shall include all remedies available hereunder or under any other written agreement or in law or equity, including rights of offset.

7.12     Entire Agreement

This Agreement constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the Products and services specified herein. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party.

It is expressly agreed that any term and conditions of the VAR's purchase order shall be superseded by the terms and conditions of this Agreement. This Agreement shall also supersede the terms of any unsigned license agreement included in a package for Forte-furnished software.

7.13     Escrow

Forte represents that it has deposited with an escrow agent copies of the source code and reasonable technical documentation for all the most recent versions of the Products licensed under the Agreement, pursuant to a Technology Escrow Agreement with such escrow agent, a copy of which has been provided to VAR. Upon VAR's execution of the instrument enrolling VAR as a party to the Technology Escrow Agreement attached as Exhibit G, VAR shall be entitled to receive a copy of the escrowed source code and documentation from the escrow agent in the event Forte becomes insolvent, is a party to a bankruptcy filing, ceases business operations generally or ceases to make available maintenance or support services for the then-current version of the licensed Product. Forte shall pay all relevant escrow fees to the escrow agent. In the event VAR receives the escrowed source code and documentation, VAR shall have the royalty-free, nonexclusive, perpetual right to use such source code solely for use in maintaining and supporting the licensed Products under the terms of this Agreement. All such source code, as delivered or modified, shall constitute Confidential Information of Forte for purposes of Section 7.1 of the Agreement, and VAR shall not disclose the source code or its modifications to others or permit others to copy the source code or modifications thereof. Forte shall update the deposited material within thirty (30) days after each major update to the licensed Product. Forte

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

acknowledges VAR's right to request and receive verification from the escrow agent (and/or Forte) confirmation that Forte has deposited source materials as obligated under this paragraph.

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

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                                   Exhibit A
                                   ---------

                             Forte Software, Inc.
                             -------------------

                            VAR Fees and Royalties
                            ----------------------



1. VAR License Fee. The parties agree that this Agreement supersedes the previous VAR agreement between the parties regarding distribution of the VAR Application. Forte acknowledges that VAR has previously paid all VAR license fees owed under such previous agreement. In consideration for payment of such license fees, the license to VAR pursuant to Section 2.1 is with respect to the following Products and components:

         Products
         --------
         Forte Application Environment
         Forte Express
         Forte WebEnterprise (previously known as WebSDK)

         Components
         ----------
         5 Designated Developers
         Unlimited Client Environments
         Unlimited Server Environments
         Unlimited RDMBS Development Interfaces
         1 Shared Repository
         1 Documentation Set of Forte (both Hardcopy and CD ROM)

2.       Additional Designated Developer and Other License Fees. The fee for
         ------------------------------------------------------
each additional Designated Developer license is [*]. Other items may be licensed for the fees set forth in the Price List.

3.       Support Fees. Annual Support Fees for the license pursuant to Section
2.1 shall equal [*] of Forte's then-current Core System (as defined below) list price [*].

Annual Support Fees for Products or license components not listed in Section 1 above shall be the [*] multiplied by the then-current list price of the item acquired.

4. Sublicense Fees. Upon shipment of the VAR Application or invoicing of a Sublicensee for the license of the VAR Application, whichever occurs first, VAR agrees to pay Forte a Sublicense fee (due as described in the Agreement) as follows:

               a.   Standard VAR Application Sublicenses. For each Standard
VAR Application Sublicense (defined below) VAR agrees to pay Forte a Sublicense fee equal to:

               i) [*] of VAR's net license revenue from such Sublicense if the Sublicensee does not purchase a Full Use License (as defined in Section 3.1) for a Core System (as defined below) from Forte or VAR; or

               ii) [*] of VAR's net license revenue from such Sublicense if the Sublicensee purchases a Full Use Core System license (plus first year maintenance and support) directly from Forte or VAR prior to or simultaneously and in connection with the VAR Application license (i.e., a then-current Forte customer who does not buy a Core System license in connection with the VAR Application would not trigger this clause).

               b. Extended VAR Application Sublicenses. For each Extended VAR Application Sublicense (defined below) the following terms shall apply:

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

               i) VAR shall pay Forte a Sublicense fee equal to [*] of VAR's net license revenue from such Sublicense, subject to paragraph iv below regarding Enterprise Customers;

               ii) the Sublicensee will be also be required to purchase at a minimum, one Full Use License for a Core System from Forte or VAR, which Forte agrees to provide at its then-current local list price, plus first year maintenance and support. This Full Use License is not required if the Sublicensee or a Delivery Partner has already acquired at least one Full Use License for a Core System and has unassigned Designated Developer seats sufficient for the applicable project. If the Sublicensee or Delivery Partner has already acquired a Core System license, but all Designated Developer seats have been assigned, the Sublicensee shall only be required to purchase additional Designated Developer licenses sufficient for the applicable project.

Additional Designated Developer licenses, if needed, can be purchased by the Sublicensee, VAR and/or the Delivery Partner. If the Delivery Partner has a re-usable development license arrangement with Forte, additional development licenses could be obtained for the re-use fee due under that Delivery Partner's agreement with Forte. However, unless otherwise agreed by Forte and such Delivery Partner, such reusable development licenses are "project specific" and may not be used for non-VAR Application development. All additional Designated Developer licenses require the purchase of first year maintenance and support from Forte.

               iii) VAR shall not be required to obtain rights to include in the VAR Application and VAR Application-related functionality created by Sublicensees or their Delivery Partners, nor shall the Sublicensee be required to purchase Full Use and/or Runtime licenses to utilize any such new VAR Application-related functionality. Runtime licenses would, however, be required for a Sublicensee's deployment of functionality outside the scope of the VAR Application.

               iv) in the event VAR or a Distributor grants an Extended VAR Application Sublicense to any Enterprise Customer (defined below) during the initial three year term of this Agreement, Forte shall not be entitled to any Sublicense fees in connection with such VAR Application licenses; provided, however, that VAR shall remain liable to Forte for annual Technical Support fees for such Sublicenses on the terms set forth in Section 6 below as if such Sublicense fees had been paid to Forte. At the request of VAR, Forte shall provide information regarding a customer to indicate whether such customer is an Enterprise Customer.

               c. VAR Application Development System. For each Sublicense of a VAR Application Development System (defined below) VAR agrees to pay Forte a Sublicense fee [*] of VAR's net license revenue from such Sublicense. Each VAR Application Development System Sublicense will expressly state that it does not include a license to use the Products for development, and that Product licenses are available directly from Forte.

               d. Transaction-based or Account-based Sublicenses. For the initial three years of this Agreement, VAR shall have the right to enter into "Variable Fee" VAR Application Sublicenses under which VAR receives a recurring royalty from the Sublicensee based on the number of accounts or transactions serviced by the VAR Application. Such Variable Fee Sublicenses will have a maximum term of four years. Forte will receive a Sublicense fee equal to [*] of cash license fee collected from each such Variable Fee Sublicense for the entire term of each such Variable Fee Sublicense. On or before the expiration of such three year term, both companies will evaluate and discuss in good faith the appropriate revenue sharing and other terms for Variable Fee Sublicenses from then forward.

         e. Pre-paid Sublicense Fees. Forte acknowledges and agrees that VAR currently has a pre-paid Sublicense fee balance of [*], which may be applied dollar for dollar solely against Sublicense fees due Forte hereunder on Sublicenses of the VAR Application, but not Core Systems.

5.  Definitions.

         a. "Standard VAR Application" means the current shipping standard release of the VAR Application which permits the performance of up to 90 person-days of initial development using the Products. Development performed without the Products (such as using the VAR Application Workflow editor, Non-Product generated scripts and tools, C++ programming language or any Java Software Development Environment) are not counted in the 90 days.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         b. "Extended VAR Application" means the current shipping standard release of the VAR Application where more than 90 person-days of initial development using the Products will be performed. Development performed without the Products (such as using the VAR Application Workflow editor, Non-Product generated scripts and tools, C++ programming language or any Java Software Development Environment) is not counted in the 90 days.

         c. "VAR Application Development System" means a VAR Application licensed by VAR to its customers, global system integrator partners, and/or Delivery Partners, for end user development, training, demonstration, and/or vertical application development activities. Product Sublicenses pursuant to
Section 3.1 are not deemed licenses of the VAR Application Development System.

         d.    "Net license revenue" for Standard VAR Application, Extended
VAR Application, and VAR Application Development System transactions means the net license fee amount invoiced to the applicable Sublicensee net of product returns and credits. For Variable Fee Sublicenses, it shall mean VAR's net cash receipts from the applicable Sublicensee.

         e. A "Core System" shall mean 1 Client Environment, 5 Designated Developers for the Forte Application Environment, 10 Runtime Users, 1 Server Environment, 1 Development Server, 1 RDBMS Interface, 1 Shared Repository, 1 Documentation Set on both hard-copy and CD-ROM, and 5 student days of training.

         f. "Enterprise Customer" is defined as a Forte customer which, simultaneously with or prior to Sublicensing the VAR Application from VAR, has obtained Full-Use Product licenses from Forte either (A) under a "site license" allowing use of unlimited quantities of Product licenses by such customer, or
(B) in a single transaction following December 31, 1996 which included such customer's payment of at least [*] of recognizable license revenue to Forte and on which Forte and VAR worked together leading up to such single transaction. Up to once annually, VAR shall have the right to engage an independent accountant to audit the accounting books and records of Forte to verify whether a customer is an Enterprise Customer.

6.  Full Use Licenses.

         a. For each Full Use License, VAR shall pay to Forte a "Full Use Sublicense Fee" equal to Forte's then-current Core System list price in the country or countries in which the Full Use Sublicense will be used. The current Forte Price List is attached hereto as Exhibit I. Full Use Sublicense Fees are due net 30 days from the Shipment Date of the applicable Core System Product. If VAR issues a written Full Use Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Full Use Sublicense Fee payable by VAR with respect to the Products identified in the quote shall be based on the Forte Price List in effect on such date.

         b. VAR is free to determine unilaterally the Full Use Sublicense Fees; provided that all Full Use Sublicenses shall otherwise comply with Forte's then current internal pricing and configuration guidelines.

         c. Forte shall not be required to provide primary technical support to Sublicensees receiving a Full Use Sublicense in accordance with Section 3.2 of the Agreement with respect to use of the VAR Application; provided, however, that if such Sublicensee uses the Core System outside the scope of the VAR Application, such Sublicensee will be required to obtain and pay for technical support directly from Forte pursuant to a separate Support Agreement between Forte and the Sublicensee. VAR shall refer all support inquiries on projects outside the scope of the VAR Application to Forte.

7. Technical Support for Sublicenses. On September 1 of each year during the
   ---------------------------------
term of this Agreement VAR shall pay Forte an annual technical support services fee [*] of the then current Cumulative Sublicense Fees (including Full Use Sublicense Fees) paid or owed by VAR attributable to all actively supported Sublicensees that have acquired annual technical support services for the VAR Application as of such date.

8. VAR/MCI Agreement. VAR acknowledges that on or around December 31, 1997 it
   -----------------
entered into an agreement with MCI Systemhouse ("MCI Agreement"). Within two months from the Effective Date of this Agreement, VAR agrees to allow Forte's counsel the one-time right to review (on VAR's premises) those portions of the MCI Agreement that are potentially relevant to the Products. Thereafter and for the term of this Agreement, VAR agrees

----------
[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

to allow Forte's counsel the right to review the "pre-payment" provisions of the MCI Agreement. Forte agrees that the MCI Agreement is VAR Confidential Information.

9. Joint Marketing and Seminars. The parties agree to engage in joint marketing
   ----------------------------
activities and to conduct joint seminars for prospective customers, pursuant to a program to be mutually defined and implemented by the parties.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit C
                                   ---------

                          VAR Application Description
                          ---------------------------


         The VAR Application is VAR's CCS product, as described below.

I.       CHORDIANT CCS PRODUCT DESCRIPTION

Chordiant CCS - Customer Communications Solution(TM) - integrates customer communications points and customer facing applications with legacy databases, the web server, email/fax systems, telephony systems and existing business critical applications to create an enterprise-wide solutions serving multiple business units and customer types.

Chordiant CCS(TM) includes a set of applications, business services, distributed workflow engine called "Workflow Sequencing Object Processing - WSOP(TM)", and system services, interfaces and data management. The Chordiant CCS(TM) 1.4 and
1.5 releases are packaged and delivered as a system which includes the Chordiant CCS ChorApps(TM), Chordiant CCS ChorObjects(TM), and Chordiant CCS ChorServices(TM). The ChorObjects(TM) and ChorServices(TM) are also referenced as the Chordiant CCS Foundation System.

Chordiant CCS ChorApps(TM) (Applications) consist of the customer facing applications, business management applications, operational management applications, system administration and a variety of self-serve applications designed for integration with web sites and telephony devices. Chordiant CCS(TM) applications are dynamically created at time of customer inquiry and transaction based on the customer profile and request; applicable customer and business processes; together with the supporting business services and customer data. The dynamic ability to create applications is called P3 Active(TM) and is a result of technology provided by the Chordiant CCS Workflow Sequencing Object Processing(TM) (WSOP(TM)) system.

Chordiant CCS(TM) applications are role-based and cover all the functionality required by the CR (Customer Representative) for customer information, service, marketing and selling functions; the Business Analyst/Management for defining and managing business processes, workflows and transactions; Marketing Management for management of campaigns, offerings and customer information; and the call center Operational Management for data maintenance, center operations, human resource scheduling, and system administration. Chordiant applications are workflow driven and are built from the hundreds of business services and objects provided in Chordiant CCS(TM), along with third party services provided by Chordiant's customers, system integration partners and technology partners.

Chordiant CCS ChorObjects(TM) (Business Services, Objects and Workflow system) contains the business objects integrating your best customer and business practices together with the WSOP(TM) system, workflow components, workflow management, a workflow editor and management functions. This layer provides the rich set of business objects that are common across industries which when attributed and data enabled for a particular company reflect the company's specific customer and business processes, policies and transactions.

Chordiant CCS ChorServices(TM) provides the business services to create the IT infrastructure for Chordiant CCS(TM) and to provide connectivity to telephony systems, internet, data networks, data base systems and transaction systems. ChorServices(TM) provides the services enabling customer communications; data access, management and routing; access and data interfaces to enterprise legacy and transaction systems and the ability to create customer interfaces into third-party applications and systems to enable financial transactions, order processing, billing, payment and other financial and business services. The ChorServices(TM) commonly integrate and communicate with a customer's telephony equipment, web servers, other application servers, legacy systems and transactional applications systems.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit E
                                   ---------
                   Sublicense Agreement Required Provisions
                   ----------------------------------------

Each Sublicense agreement shall refrain from making any warranty on Forte's behalf, and shall include, at a minimum, contractual provisions which:

1) Except for a Full Use License or where such a restriction is not permitted by applicable law, prohibit use of the Products except in connection with the Sublicensee's use of the VAR Application.

2) Prohibit duplication (beyond the number of licensed copies) of the Products except for temporary transfer in the event of CPU malfunction and a reasonable number of backup or archival copies.

3) Prohibit timesharing, except for transaction-based or account-based Sublicenses as permitted under Section 4(d) of Exhibit A; or rental of the Products.

4) Prohibit reverse engineering, disassembly, decompilation, or other attempt to derive source code of the Products, except and as to the extent permitted by applicable law.

5)    Prevent title from passing to the Sublicensee.

6) To the extent legally possible, disclaim Forte's liability for any indirect, incidental, or consequential damages arising from the use of the Products.

7) Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the VAR the Products, Documentation and all archival or other copies of the Product except for a reasonable number of archival copies.

8) Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States and of other countries in which the Products will be used to assure that neither the Products, not any direct product thereof, are exported, directly or indirectly, in violation of United States or other applicable law.

9) Allow VAR to audit the Sublicensees use of the VAR Application and the Products.

10)   Allow VAR to comply with Section 3.1 (l) of this Agreement.

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ADDENDUM A to
              VALUE-ADDED RESELLER LICENSE AND SERVICES AGREEMENT
                                    BETWEEN
                           CHORDIANT SOFTWARE, INC.
                                      AND
                             Forte Software, Inc.

This Addendum A shall amend the Value-Added Reseller License and Services Agreement dated October 30, 1998 ("Agreement") between Chordiant Software, Inc. ("VAR") and Forte Software, Inc. ("Forte") as of the Effective Date indicated below. Other than the amendments listed below, the terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of any conflict between the Agreement and this Addendum A, the latter shall govern. Capitalized terms herein shall have the same meaning as in the Agreement, unless otherwise indicated.

1. Forte hereby grants VAR the one time right to Sublicense, under the terms herein and under the Agreement, up to 20 Full Use Designated Developer Licenses of the Core System Products to Electronic Data Systems ("EDS" including EDS' subsidiary, Centrobe) for General Motors internal use. VAR shall pay Forte a Sublicense fee equal to Forte's then-current list price, [*], plus initial year Support Fees for such Sublicense.

2. VAR shall also have the ongoing right during the term of the Agreement to grant Sublicenses for additional Full Use Designated Developers Licenses of the Core System Products. For each such Sublicense, VAR shall pay Forte a Sublicense fee equal to Forte's then-current list price, plus initial year Support Fees.

The parties have executed this Addendum A as of February 22, 1999 (the "Effective Date").

Executed by VAR                            Executed by Forte Software, Inc.

Signature: /s/ Steven R. Springsteel       Signature: /s/ Sayed Darwish

Name: Steven R. Springsteel                Name: Sayed Darwish
      (Please Print)                             (Please Print)

Title: EVA/CFO                             Title: VP, General Counsel

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ADDENDUM B to
              VALUE-ADDED RESELLER LICENSE AND SERVICES AGREEMENT
                                    BETWEEN
                           CHORDIANT SOFTWARE, INC.
                                      AND
                             Forte Software, Inc.

This Addendum B shall amend the Value-Added Reseller License and Services Agreement dated October 30, 1998 ("Agreement") between Chordiant Software, Inc. ("VAR") and Forte Software, Inc. ("Forte") as of the Effective Date indicated below. Other than the amendments listed below, the terms and conditions of the Agreement remain unchanged and in full force and effect. In the event of any conflict between the Agreement and this Addendum B, the latter shall govern. Capitalized terms herein shall have the same meaning as in the Agreement, unless otherwise indicated.

1. VAR shall pay a nonrefundable license fee of [*], payable ninety (90) days from the Effective Date of this Addendum B. Upon execution of this Addendum, such payment obligation is noncancelable. In consideration for such payment, the Sublicense fee rates and royalties specified in Exhibit A under the Agreement shall be adjusted as follows:

A. In Section 4(a)(i), [*] is reduced to [*].

B. In Section 4(a)(ii), [*] is reduced to [*].

C. In Section 4(b)(i), [*] is reduced to [*].

D. In Section 4 (c), [*] is reduced to [*].

E. In Section 4 (d), [*] is reduced to [*].

2.  VAR shall pay a nonrefundable pre-paid license fee of [*], payable thirty
(30) days from the Effective Date of this Addendum B. Upon execution of this Addendum, such payment obligation is noncancelable. In consideration for such pre-paid license fee, Forte shall waive the next [*] of Sublicense fees
(i.e. credit VAR for any type of license fees otherwise due to Forte under the initial 3 year term of the Agreement for Products that VAR is currently permitted to Sublicense, but not Support Fees or fees for services) that would otherwise be due under the Agreement and Sublicense fee schedule, as amended in
Section 1 above.

The Effective Date of this Addendum B is March 1, 1999 (the "Effective Date").

Executed by VAR                         Executed by Forte Software, Inc.

Signature: /s/ Steven R. Springsteel    Signature: /s/ Marty Sprinzen

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Name: Steven R. Springsteel              Name: Marty Sprinzen
      (Please Print)                           (Please Print)

Title: EVP/CFO                           Title: President and CEO

[*]= CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.